EXHIBIT 16.

POWER OF ATTORNEY


We, the undersigned Trustees of each of the funds listed on Schedule A hereto, hereby severally constitute and appoint John Hill, George Putnam III, Charles E. Porter, Jonathan S. Horwitz, Daniel T. Gallagher, John
W. Gerstmayr and Bryan Chegwidden, and each of them singly, our true and lawful attorneys, with full power to them and each of them, to sign for us, and in our names and in the capacities indicated below, the Registration Statements on Form N-2 or Form N-14 of each of the funds listed on Schedule A hereto and any and all amendments (including post-effective amendments) to said Registration Statements and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto our said attorneys, and each of them acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratify and confirm all that said attorneys or any of them may lawfully do or cause to be done by virtue thereof.


WITNESS my hand and seal on the date set forth below.

Signature                     Title                     Date

/s/  Myra R. Drucker          Trustee                   October 14, 2004
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Myra R. Drucker

/s/  Charles E. Haldeman, Jr. Trustee                   October 14, 2004
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Charles E. Haldeman, Jr.

/s/  Richard B. Worley        Trustee                   October 14, 2004
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Richard B. Worley


Schedule A

Putnam California Investment Grade Municipal Trust
Putnam High Income Bond Fund
Putnam High Income Opportunities Trust
Putnam High Yield Municipal Trust
Putnam Investment Grade Municipal Trust
Putnam Managed High Yield Trust
Putnam Managed Municipal Income Trust
Putnam Master Income Trust
Putnam Master Intermediate Income Trust
Putnam Municipal Bond Fund
Putnam Municipal Opportunities Trust
Putnam New York Investment Grade Municipal Trust
Putnam Premier Income Trust
Putnam Tax-Free Health Care Fund